UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

Modular Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49671	87-0620495
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 West Hill Place Boston, MA	02110
(address of principal executive offices)	(zip code)

617-856-8995
(registrant’s telephone number, including area code)

Bear Lake Recreation Inc.
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 27, 2017, Bear Lake Recreation, Inc. (the “Company”) changed its name to “Modular Medical, Inc.” by filing a Certificate of Amendment and the Company’s Second Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada (the “Name Change”). The Company’s Certificate of Amendment and the Second Amended and Restated Articles of Incorporation are attached to this Current Report as Exhibit 3.1.

In connection with the Name Change, the Company submitted a request to the Financial Industry Regulatory Authority (“FINRA”) to change the Company’s trading symbol from “BLKE” to “MODD”. On June 28, 2017, the Company received notification from FINRA that FINRA approved such trading symbol change, which new trading symbol became effective June 29, 2017.

Item 9.01	Financial Statements and Exhibits.

3.1	Certificate of Amendment and Second Amended and Restated Articles of Incorporation, as filed with the Secretary of State of Nevada on June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MODULAR MEDICAL, INC.

Dated: June 29, 2017	/s/ Morgan C. Frank
Morgan C. Frank
Chief Executive Officer